Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES THIRD QUARTER 2023 RESULTS

– Net Income Per Fully Diluted Share of $0.07 –

– Core FFO Per Fully Diluted Share of $0.25 –

– $1.2 Billion of Liquidity, No Floating Rate Debt Exposure, No Debt Maturity Until Nov 2024 –

– 2023 Guidance Raised –

New York, New York, October 25, 2023 – Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. The company is the recognized leader in energy efficiency and indoor environmental quality. ESRT’s flagship Empire State Building – the “World’s Most Famous Building” – includes its Observatory, Tripadvisor’s 2023 Travelers’ Choice Awards: Best of the Best the #1 attraction in the US for two consecutive years. Today the Company reported its operational and financial results for the third quarter 2023. All per share amounts are on a fully diluted basis, where applicable.

Third Quarter and Recent Highlights

•	Net Income of $0.07 per share.

•	Core Funds From Operations (“Core FFO”) of $0.25 per share in the third quarter. Core FFO guidance for full year 2023 was raised to a range of $0.85-0.87 per share.

•	Signed approximately 248K rentable square feet of new, renewal, and expansion leases, inclusive of a 144K square foot lease with LinkedIn and a 25K square foot office lease with Starbucks.

•	Manhattan office portfolio leased rate increased by 30bps sequentially and increased by 250bps year-over-year to 91.9%. Total commercial portfolio is 90.5% leased as of September 30, 2023.

•

Same-Store Property Cash Net Operating Income (“NOI”) increased 8.8% year-over-year, excluding lease termination fees, primarily driven by cash rent commencement and increased tenant expense reimbursements. Same-Store Property Cash NOI guidance range for full year 2023 improved by 100 basis points.

•	Empire State Building Observatory generated $28.1 million of NOI. NOI recapture (as a % of 2019) was 99% in the third quarter and 102% year-to-date.

•

As part of capital recycling initiatives, completed the acquisition of a prime retail asset in Williamsburg, Brooklyn, NY for $26.4 million, funded by recent 1031 disposition proceeds, and cash from the Company’s balance sheet.

•	Empire State Building was awarded the 2023 BOMA Grand Pinnacle Award and the New York Earth Building of the Year Award.

•

Achieved the highest possible GRESB 5 Star Rating for the fourth consecutive year with a score of 92. ESRT’s overall score ranked first among all 115 listed companies in the Americas, first in the most competitive peer group within the U.S and scored the highest on its Public Disclosure Assessment.

Property Operations

As of September 30, 2023, the Company’s property portfolio contained 8.6 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 727 residential units, which were occupied and leased as shown below.

	September 30, 2023	June 30, 2023	September 30, 2022
Percent occupied:
Total commercial portfolio	87.0%	86.8%	84.2%
Total office	86.7%	86.5%	84.0%
Manhattan office	87.8%	87.6%	84.7%
GNYMA office[1]	79.3%	79.2%	80.7%
Total retail[2]	90.4%	90.7%	86.4%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	90.5%	90.3%	88.5%
Total office	90.5%	90.2%	88.3%
Manhattan office	91.9%	91.6%	89.4%
GNYMA office[1]	79.9%	80.4%	82.8%
Total retail[2]	91.5%	91.6%	91.9%
Total multifamily portfolio	97.1%	97.4%	98.4%

[1]	“GNYMA office” for the periods ended September 30, 2023 and June 30, 2023 reflects the removal of 10 Bank Street, White Plains, NY and 500 Mamaroneck, Harrison, NY.
[2]	“Total retail” for the period ended September 30, 2022 includes the Westport, CT retail assets which were sold in February 2023.

Leasing

The tables below summarize leasing activity for the three months ended September 30, 2023. During the third quarter of 2023, the Company signed 21 leases in the total portfolio totaling 248,479 square feet. Within the Manhattan office portfolio, the Company signed 18 office leases totaling 235,438 square feet.

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over/ under previously escalated rents
Office	20	245,292	$66.71	$60.28	10.7%
Retail	1	3,187	$169.44	$169.31	0.1%
Total Overall	21	248,479	$68.03	$61.68	10.3%

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
New Office	8	78,305	$65.59	$59.89	9.5%
Renewal Office	10	157,133	$68.79	$61.68	11.5%
Total Office	18	235,438	$67.73	$61.08	10.9%

Leasing Activity Highlights

•

A 10-year 143,778 square foot lease with LinkedIn at the Empire State Building. LinkedIn will expand by 25,132 square feet and exercise its option to relocate 118,646 square feet, which will bring LinkedIn’s total leased square footage at the Empire State Building to 526,541 square feet.

•	An 11-year 24,640 square foot office lease with Starbucks at the Empire State Building.

•

After the quarter end, an 11-year 9,497 square foot new lease with Elemis, a L’Occitane subsidiary, at 111 W 33rd Street and an extension of L’Occitane’s existing 20,962 square foot lease at 111 W 33rd Street for approximately 5 additional years.

Observatory Results

Observatory revenue for the third quarter of 2023 was $37.6 million and expenses were $9.5 million. Observatory NOI was $28.1 million, a 14% increase year-over-year. This represents a 99% NOI recapture rate as a percentage of 2019 levels.

Portfolio Transaction Activity

In the third quarter of 2023, the Company closed on the acquisition of a prime retail asset located at the northeast corner of North 6th Street and Wythe Avenue in the Williamsburg neighborhood of Brooklyn, New York, for $26.4 million. The transaction was funded by proceeds from a recent non-core asset disposition in a 1031, tax deferred exchange, and cash from the Company’s balance sheet.

In aggregate, since December 2021, the Company has disposed of five non-core suburban assets and redeployed proceeds into the acquisition of approximately $0.5 billion of NYC multifamily and retail assets in tax deferred exchanges.

Balance Sheet

The Company had $1.2 billion of total liquidity as of September 30, 2023, which was comprised of $354 million of cash, plus $850 million available under its revolving credit facility. At September 30, 2023, the Company had total debt outstanding of approximately $2.2 billion, no floating rate debt exposure, and a weighted average interest rate of 3.9% per annum. The weighted average term to maturity was 5.7 years and the Company has no debt maturity until November 2024. At September 30, 2023, the Company’s ratio of net debt to adjusted EBITDA was 5.5x.

Share Repurchase

The stock repurchase program began in March 2020 and through October 24, 2023, approximately $293.7 million has been repurchased at a weighted average price of $8.18 per share. There were no share repurchases during the third quarter.

Dividend

On September 29, 2023, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the third quarter of 2023 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On September 29, 2023, the Company paid a quarterly preferred dividend of $0.15 per unit for the third quarter of 2023 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the third quarter of 2023 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

2023 Earnings Outlook

The Company updates the 2023 Core FFO guidance range to $0.85 to $0.87 per fully diluted share. This reflects an improvement in the 2023 same-store property cash NOI outlook. The Company’s guidance does not include the impact of any significant future lease termination fee income or any unannounced acquisition, disposition or other capital markets activity. Key assumptions are included in the table below.

Key Assumptions	2023 Updated Guidance (Oct 2023)	2023 Prior Guidance (July 2023)	Comments
Earnings

Core FFO Per Fully Diluted Share	$0.85 to $0.87	$0.83 to $0.86	• Includes $0.04 from multifamily assets

Commercial Property Drivers

Commercial Occupancy at year-end	85% to 87%	85% to 87%

SS Property Cash NOI (excluding lease termination fees)	-2% to -4% from 2022	-3% to -5% from 2022	• Assumes modest revenue growth • Assumes increased building utilization and an ~8% y/y increase in operating expenses and real estate taxes, partially offset by higher tenant expense reimbursements

Observatory Drivers

Observatory NOI	$88M to $96M	$88M to $96M	• Reflects average quarterly expenses of ~$9M

	Low	High
Net Income (Loss) Attributable to Common Stockholders and the Operating Partnership	$0.23	$0.25
Add:
Impairment Charge	0.00	0.00
Real Estate Depreciation & Amortization	0.72	0.72
Less:
Private Perpetual Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.11	0.11

FFO Attributable to Common Stockholders and the Operating Partnership	$0.82	$0.84
Add:
Amortization of Below Market Ground Lease	0.03	0.03

Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.85	$0.87

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of pandemics on our business and our market, our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, October 26, 2023 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of ESRT’s website. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers.

Starting shortly after the call until November 2, 2023, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13739121.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. The company is the recognized leader in energy efficiency and indoor environmental quality. ESRT’s flagship Empire State Building – the “World’s Most Famous Building” – includes its Observatory, Tripadvisor’s 2023 Travelers’ Choice Awards: Best of the Best the #1 attraction in the US for two consecutive years. As of September 30, 2023, ESRT’s portfolio is comprised of approximately 8.6 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 727 residential units across three multifamily properties. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities

Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims,” “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “estimates,” “expects,” “forecasts,” “hope,” “intends,” “may,” “plans,” “seeks,” “should,” “thinks,” “will,” “would” or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.

Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; ; (ii) a failure of conditions or performance regarding any event or transaction described herein, (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (v) changes in our business strategy; (vi) changes in technology and market competition that affect utilization of our office, retail, observatory, broadcast or other facilities; (vii) changes in domestic or international tourism, including due to health crises and pandemics, geopolitical events, including global hostilities, currency exchange rates, and/or competition from recently opened observatories in New York City, any or all of which may cause a decline in Observatory visitors; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xiii) decreased rental rates or increased vacancy rates; (xiv) our failure to execute any newly planned capital project successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) risks related to any development project (including our Metro Tower potential development site); (xvii) impact of changes in governmental regulations, tax laws and rates and similar matters; (xviii) our failure to qualify as a REIT; (xix) environmental uncertainties and risks related to climate change, adverse weather conditions, rising sea levels and natural disasters; (xx) incurrence of taxable capital gain on disposition of an asset due to failure of use or compliance with a 1031 exchange program; and (xxi) accuracy of our methodologies and estimates regarding ESG metrics and goals, tenant willingness and ability to collaborate in reporting ESG metrics and meeting ESG goals, and impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the company’s future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2022 and any additional factors that may be contained in any filing we make with the SEC.

While forward-looking statements reflect the Company’s good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this press release speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2023	2022
Revenues
Rental revenue	$151,458	$148,290
Observatory revenue	37,562	33,051
Lease termination fees	—	—
Third-party management and other fees	268	389
Other revenue and fees	2,238	1,982

Total revenues	191,526	183,712
Operating expenses
Property operating expenses	42,817	42,798
Ground rent expenses	2,331	2,331
General and administrative expenses	16,012	15,725
Observatory expenses	9,471	8,516
Real estate taxes	32,014	31,831
Depreciation and amortization	46,624	46,984

Total operating expenses	149,269	148,185

Total operating income	42,257	35,527
Other income (expense):
Interest income	4,462	1,564
Interest expense	(25,382)	(25,516)

Income before income taxes	21,337	11,575
Income tax expense	(1,409)	(1,457)

Net income	19,928	10,118
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating
Partnership	(7,207)	(3,560)
Noncontrolling interests in other partnerships	(111)	49
Preferred unit distributions	(1,050)	(1,050)

Net income attributable to common stockholders	$11,560	$5,557

Total weighted average shares
Basic	161,851	162,165

Diluted	266,073	267,121

Earnings per share attributable to common stockholders
Basic	$0.07	$0.03

Diluted	$0.07	$0.03

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2023	2022
Revenues
Rental revenue	$446,152	$445,143
Observatory revenue	93,149	73,660
Lease termination fees	—	20,032
Third-party management and other fees	1,076	1,025
Other revenue and fees	6,313	5,908

Total revenues	546,690	545,768
Operating expenses
Property operating expenses	124,380	118,875
Ground rent expenses	6,994	6,994
General and administrative expenses	47,795	45,287
Observatory expenses	25,983	22,507
Real estate taxes	95,292	91,637
Depreciation and amortization	140,312	172,394

Total operating expenses	440,756	457,694

Total operating income	105,934	88,074
Other income (expense):
Interest income	10,396	2,144
Interest expense	(76,091)	(75,572)
Gain on disposition of property	29,261	27,170

Income before income taxes	69,500	41,816
Income tax benefit	(923)	(224)

Net income	68,577	41,592
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating
Partnership	(25,424)	(14,865)
Noncontrolling interests in other partnerships	(69)	271
Preferred unit distributions	(3,151)	(3,151)

Net income attributable to common stockholders	$39,933	$23,847

Total weighted average shares
Basic	160,799	166,354

Diluted	265,269	270,966

Earnings per share attributable to common stockholders
Basic	$0.25	$0.14

Diluted	$0.25	$0.14

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2023	2022
Net income	$19,928	$10,118
Noncontrolling interests in other partnerships	(111)	49
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	45,174	45,461

FFO attributable to common stockholders and Operating Partnership units	63,941	54,578

Amortization of below-market ground leases	1,957	1,957

Modified FFO attributable to common stockholders and Operating Partnership units	65,898	56,535

Core FFO attributable to common stockholders and Operating Partnership units	$65,898	$56,535

Total weighted average shares and
Operating Partnership units
Basic	262,756	266,035

Diluted	266,073	267,121

FFO per share
Basic	$0.24	$0.21

Diluted	$0.24	$0.20

Modified FFO per share
Basic	$0.25	$0.21

Diluted	$0.25	$0.21

Core FFO per share
Basic	$0.25	$0.21

Diluted	$0.25	$0.21

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2023	2022
Net income	$68,577	$41,592
Noncontrolling interests in other partnerships	(69)	271
Preferred unit distributions	(3,151)	(3,151)
Real estate depreciation and amortization	136,085	167,446
Gain on disposition of property	(29,261)	(27,170)

FFO attributable to common stockholders and Operating Partnership units	172,181	178,988

Amortization of below-market ground leases	5,873	5,873

Modified FFO attributable to common stockholders and Operating Partnership units	178,054	184,861

Core FFO attributable to common stockholders and Operating Partnership units	$178,054	$184,861

Total weighted average shares and
Operating Partnership units
Basic	263,379	269,880

Diluted	265,269	270,966

FFO per share
Basic	$0.65	$0.66

Diluted	$0.65	$0.66

Modified FFO per share
Basic	$0.68	$0.68

Diluted	$0.67	$0.68

Core FFO per share
Basic	$0.68	$0.68

Diluted	$0.67	$0.68

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	September 30,	December 31,
	2023	2022
Assets
Commercial real estate properties, at cost	$3,620,097	$3,551,449
Less: accumulated depreciation	(1,217,967)	(1,137,267)

Commercial real estate properties, net	2,402,130	2,414,182
Assets held for sale	—	35,538
Cash and cash equivalents	353,999	264,434
Restricted cash	66,954	50,244
Tenant and other receivables	37,651	24,102
Deferred rent receivables	254,233	240,188
Prepaid expenses and other assets	82,918	98,114
Deferred costs, net	175,488	187,570
Acquired below market ground leases, net	323,199	329,073
Right of use assets	28,496	28,670
Goodwill	491,479	491,479

Total assets	$4,216,547	$4,163,594

Liabilities and equity
Mortgage notes payable, net	$878,757	$883,705
Senior unsecured notes, net	973,819	973,659
Unsecured term loan facility, net	389,158	388,773
Accounts payable and accrued expenses	83,299	80,729
Acquired below market leases, net	14,703	17,849
Ground lease liabilities	28,496	28,670
Deferred revenue and other liabilities	75,688	76,091
Tenants’ security deposits	39,307	25,084
Liabilities related to assets held for sale	—	5,943

Total liabilities	2,483,227	2,480,503
Total equity	1,733,320	1,683,091

Total liabilities and equity	$4,216,547	$4,163,594